Exhibit 5.1

[Arthur Cox Letterhead]

2 March 2015

PRIVATE AND CONFIDENTIAL

To:	Actavis plc
1 Grand Canal Square
Docklands
Dublin 2
Ireland

Re:	Actavis plc

Dear Sirs,

1.	Basis of Opinion

1.1	We are acting as Irish counsel to Actavis plc, a public company limited by shares, incorporated under the laws of Ireland, registered number 527629, with its registered office at 1 Grand Canal Square, Docklands, Dublin 2, Ireland (the “Company”), in connection with the issuance and sale by the Company of ordinary shares of US$0.0001 par value of the Company and mandatory convertible preferred shares of US$0.0001 par value of the Company (the “Shares”) (the “Transaction”).

1.2	The Company’s registration statement on Form S-3 (File No. 333-202168) filed by the Company with the Securities and Exchange Commission (the “SEC”) on 19 February 2015 under the Securities Act of 1933, as amended (the “Securities Act”), is referred to in this opinion as the “Registration Statement”, and the prospectus included in the Registration Statement, as supplemented by the prospectus supplement dated 25 February 2015 and filed with the SEC on 26 February 2015, is referred to in this opinion as the “Prospectus”.

1.3	This opinion is given solely for the benefit of the addressee of this opinion and may not be relied upon by any other person without our prior written consent, provided, however, that it may be relied upon by persons entitled to rely on it pursuant to applicable provisions of U.S. federal securities laws.

1.4	This opinion is confined to and given in all respects on the basis of the laws of Ireland (meaning Ireland exclusive of Northern Ireland) in force as at the date hereof as currently applied by the courts of Ireland. We have made no investigations of, and we express no opinion as to, the laws of any other jurisdiction or the effect thereof. In particular, we express no opinion on the laws of the European Union as it affects any jurisdiction (other than Ireland insofar as opined on herein). We have assumed without investigation that insofar as the laws of any jurisdiction other than Ireland are relevant, such laws do not prohibit and are not inconsistent with any of the obligations or rights expressed in the documents listed in Schedule 2 (the “Transaction Documents”) or the transactions contemplated thereby.

1.5	This opinion is also strictly confined to the matters expressly stated herein and is not to be read as extending by implication or otherwise to any other matter.

1.6	In giving this opinion, we have relied upon the Corporate Certificate (as defined in Schedule 3) and the Searches (see paragraph 1.10 below).

1.7	For the purpose of giving this opinion, we have examined originals or copies, facsimile copies, copies certified to our satisfaction or copies sent to us by email in pdf or other electronic format, as listed at Schedule 3 to this opinion.

1.8	All words and phrases defined in the Transaction Documents and not defined herein shall have the same meanings herein as are respectively assigned to them in the Transaction Documents. References in this opinion to:

the “Companies Acts” means the Companies Acts 1963 to 2005 and Parts 2 and 3 of the Investment Funds, Companies and Miscellaneous Provisions Act 2006, the Companies (Amendment) Act 2009, the Companies (Miscellaneous Provisions) Act 2009, the Companies (Amendment) Act 2012 and the Companies (Miscellaneous Provisions) Act 2013, including all enactments, which are to be read as one with, or construed or read together as one with, the Companies Acts and every statutory modification and re-enactment thereof for the time being in force.

1.9	No verification or enquiry has been made into any reference to non-Irish laws or legislation in the Transaction Documents or the meaning or effect thereof and phrases used in the Transaction Documents have been construed by us as having the meaning and effect they would have if the Transaction Documents were governed by Irish law.

1.10	For the purpose of giving this opinion, we have caused to be made the following legal searches against the Company on 2 March 2015 (the “Searches”), as is customary for legal advisers to do in Ireland:

(a)	on the file of the Company maintained by the Registrar of Companies in Dublin for mortgages, debentures or similar charges or notices thereof and for the appointment of any receiver, examiner or liquidator;

(b)	in the Judgments Office of the High Court for unsatisfied judgments, orders, decrees and the like for the five years immediately preceding the date of the search; and

(c)	in the Central Office of the High Court in Dublin for any proceedings and petitions filed in the last two years.

1.11	This opinion is governed by and is to be construed in accordance with the laws of Ireland as interpreted by the courts of Ireland at the date hereof.

1.12	This opinion speaks only as of its date. We assume no obligation to update this opinion at any time in the future or to advise you of any change in law or change in interpretation of law which may occur after the date of this opinion.

1.13	As regards certain U.S. laws, legal opinions are being provided by Cleary Gottlieb Steen & Hamilton LLP.

1.14	No opinion is expressed as to the taxation consequences of the Transaction, the Transaction Documents or the transactions contemplated thereby.

1.15	No assumption or qualification in this opinion limits any other assumption or qualification herein. Headings to paragraphs or subparagraphs of this opinion are for convenience only and do not affect the construction or interpretation hereof.

2.	Opinion

Subject to the assumptions and qualifications set out in this opinion and to any matters not disclosed to us, we are of the opinion that:

2.1	the Company is a public company limited by shares, is duly incorporated and validly existing under the laws of Ireland and has the requisite corporate authority to issue the Shares;

2.2	the issuance of the Shares, in accordance with the terms of the Registration Statement and the Prospectus, has been duly authorised by all necessary corporate action of the Company; and

2.3	the Shares have been validly issued, fully paid or credited as fully paid and are non-assessable (which term, when used herein, means that the holders of such Shares are not liable, solely by virtue of holding such Shares, for additional assessments or calls on such Shares by the Company or its creditors).

3.	No Refresher

This opinion speaks only as of its date. We are not under any obligation to update this opinion from time to time or to notify you of any change of law, fact or circumstances referred to or relied upon in the giving of this opinion.

4.	Disclosure

This opinion is addressed to you in connection with the issuance of the Shares pursuant to the Prospectus. We hereby consent to the inclusion of this opinion as an exhibit to the Company’s Form 8-K dated 2 March 2015. We also hereby consent to the reference to our firm under the caption “Legal Matters” in the Registration Statement and the Prospectus. In giving this consent, we do not thereby admit that we are in a category of person whose consent is required under Section 7 of the Securities Act.

Yours faithfully,

/s/ Arthur Cox

ARTHUR COX

SCHEDULE 1

Assumptions

For the purpose of giving this opinion we assume the following, without any responsibility on our part if any assumption proves to have been untrue as we have not verified independently any assumption:

Authenticity and bona fides

1.	The truth, completeness, accuracy and authenticity of any letters, resolutions, certificates, permissions, minutes, authorisations and all other documents of any kind submitted to us as originals or copies of originals, the genuineness of all signatories, stamps and seals thereon, and (in the case of copies) that each copy conforms to the originals which themselves are authentic and genuine and that each original was appropriately authorised and executed in the manner appearing on any copy.

2.	That, where incomplete Transaction Documents have been submitted to us or signature pages only have been supplied to us for the purposes of issuing this opinion, the originals of such Transaction Documents correspond in all respects with the last draft of the complete Transaction Documents submitted to us.

3.	That the final version of each of the Transaction Documents have been, or will be, presented to each of the parties thereto for signature, that they, and where relevant the documents examined by us and listed in Schedule 3, have been, or will be, executed in a form and content having no material difference to the final version of each draft Transaction Document, or other document, provided to us; that they have been, or will be, delivered by the parties thereto; that they are not, and will not be, subject to any escrow or other similar arrangements and that the terms thereof are being, and continue to be, observed and performed by the parties thereto.

4.	That the Transaction Documents have been executed in a form and content having no material difference to the drafts provided to us, will be delivered by the parties thereto, and that the terms thereof will be observed and performed by the parties thereto.

5.	That the Corporate Certificate fully and accurately states the position as to the matters of fact referred to therein and that the position as stated therein in relation to any factual matter pertains as of the date hereof.

6.	That the copies produced to us of minutes of meetings, extracts of minutes of meetings, resolutions and/or written resolutions correctly record the proceedings at such meetings and/or the subject matter which they purport to record and that any meetings referred to in such copies were duly convened, duly quorate and held and all formalities were duly observed, that those present at any such meetings were entitled to attend and vote at the meeting and acted bona fide throughout and acted in accordance with any of their duties, breach of which could give rise to the Transaction being avoided, that all resolutions set out in such copies were duly passed and that no further resolutions have been passed or corporate or other action taken which would or might alter the effectiveness thereof and that there is or was, at the relevant time of allotment of the Shares, no matter affecting the authority of the directors to issue and allot the Shares, not disclosed by the memorandum and articles of association of the company or the resolutions produced to us, which would have any adverse implications in relation to the opinions expressed in this opinion.

7.	The absence of fraud, coercion, duress or undue influence and lack of bad faith on the part of the parties to the Transaction Documents and their respective officers, employees, agents and (with the exception of Arthur Cox) advisers.

8.	That any signatures on the Transaction Documents and any other documents of any kind provided for the purposes of this opinion are the signatures of the persons who they purport to be.

Accuracy of searches and warranties

9.	The accuracy and completeness of the information disclosed in the Searches and that such information is accurate as of the date of this opinion and has not since the time of such search or enquiry been altered. In this connection, it should be noted that the matters disclosed in the Searches may not present a complete summary of the actual position on the matters we have caused searches to be conducted for and it should be noted that searches at the Registrar of Companies in Dublin do not necessarily reveal whether or not a prior charge has been created or a resolution has been passed or a petition presented or any other action taken for the winding-up of, or the appointment of a receiver or an examiner to, the Company.

10.	That there has been no alteration in the status or condition of the Company as disclosed by the Searches.

11.	The truth, completeness and accuracy of all representations and statements as to factual matters contained in the Transaction Documents and any other documents provided for the purpose of this opinion at the time they were made and at all times thereafter.

12.	That no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issuance and sale of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement, other than where the foregoing is required by Irish law.

Registration Statement and the Shares

13.	That the Registration Statement is effective under the Securities Act.

14.	That no amendments have and/or will be made to the Registration Statement.

15.	That any Shares issued pursuant to the Registration Statement and the Prospectus will be in consideration of the receipt by the Company prior to the issue of the Shares pursuant thereto of either cash or the release of a liability of the Company for a liquidated sum, at least equal to the nominal value of such Shares and any premium required to be paid up on the Shares pursuant to their terms of issue.

16.	That all securities issued and sold under the Registration Statement and the Prospectus will be issued and/or sold in compliance with all applicable laws (other than Irish law), including applicable U.S. federal and U.S. state securities laws, in the manner stated in the Registration Statement and the Prospectus.

17.	That a definitive purchase or similar agreement with respect to any Shares offered has been duly authorised and validly executed and delivered by the Company and the other parties thereto.

18.	That the filing of the Registration Statement with the SEC has been authorised by all necessary actions under all applicable laws other than Irish law.

19.	That the Company will continue to renew its authority to issue the Shares in accordance with the terms and conditions set out in the articles of association of the Company and the Companies Acts and that, where such authority has not been renewed, the Company will not issue the Shares after such authority has expired.

20.	That the issuance of the Shares upon the conversion, exchange and exercise of any securities issued under the Registration Statement will be conducted in accordance with the terms and the procedures described in the articles of association of the Company, the Companies Acts and the terms of issuance of such securities.

21.	That the issuance of the Shares will be in compliance with the Companies Acts, the Irish Takeover Panel Act, 1997, Takeover Rules 2013, and all other applicable Irish company, takeover, securities, market abuse, insider dealing laws and other rules and regulations.

22.	That, at the time of issuance and/or sale of the Shares, the Company will have sufficient authorised but unissued share capital to issue the required number of Shares.

23.	That, as at the time of the issuance and/or sale of the Shares, such issuance will not be in contravention or breach of any agreement, undertaking, arrangement, deed or covenant affecting the Company or to which the Company is a party or otherwise bound or subject.

24.	That the Registration Statement does not constitute (and is not intended to constitute) a prospectus within the meaning of Part 5 of the Investment Funds, Companies and Miscellaneous Provisions Act 2005 of Ireland and that no offer of Shares to the public is made, or will be made, that requires the publication of a prospectus pursuant to Irish prospectus law in general, or in particular pursuant to the Prospectus (Directive 2003/71/EC) Regulations 2005 of Ireland.

25.	That from the date of the board resolutions set out in Schedule 3 to this opinion, no other corporate or other action has been taken by the Company to amend, alter or repeal those resolutions.

Solvency and Insolvency

26.	That (i) the Company was not unable to pay its debts within the meaning of Section 214 of the 1963 Act and Section 2 of the Companies (Amendment) Act 1990 or any analogous provision under any applicable laws immediately after the execution and delivery of the Transaction Documents; (ii) the Company will not, as a consequence of doing any act or thing which any Document contemplates, permits or requires the relevant party to do, be unable to pay its debts within the meaning of such Sections or any analogous provisions under any applicable laws; (iii) no liquidator, receiver or examiner or other similar or analogous officer has been appointed in relation to the Company or any of its assets or undertaking; and (iv) no petition for the making of a winding-up order or the appointment of an examiner or any similar officer or any analogous procedure has been presented in relation to the Company.

27.	That no proceedings have been instituted or injunction granted against the Company to restrain it from issuing the Shares and the issue of any Shares would not be contrary to any state, governmental, court, state or quasi-governmental agency, licensing authority, local or municipal governmental body or regulatory authority’s order, direction, guideline, recommendation, decision, licence or requirement.

Financial Assistance

28.	That the Company is not, by entering into the Transaction Documents or performing its obligations thereunder, providing financial assistance in connection with a purchase or subscription of its shares or those of its holding company for the purpose of or which would be prohibited by Section 60 of the 1963 Act.

Commercial Benefit

29.	That the Transaction Documents have been entered into for bona fide commercial purposes, on arm’s length terms and for the benefit of each party thereto and are in those parties’ respective commercial interest and for their respective corporate benefit.

SCHEDULE 2

Transaction Documents

1.	The Registration Statement.

2.	The Prospectus.

SCHEDULE 3

Documents Examined

Searches

1.	The results of the Searches.

The Transaction Documents

2.	The Transaction Documents.

The Company

3.	A copy of the certificate of incorporation of the Company dated 16 May 2013.

4.	A copy of the certificate of incorporation on change of name of the Company dated 17 May 2013.

5.	A copy of the certificate of incorporation on re-registration as a public limited company of the Company dated 20 September 2013.

6.	A copy of the memorandum and articles of association of the Company as amended and restated by special resolution on 30 September 2013.

7.	A corporate certificate (the “Corporate Certificate”) of the secretary of the Company dated 2 March 2015.

8.	A copy of the resolutions of the board of directors of the Company dated 5 February 2015.

9.	A copy of the resolutions of the shelf pricing committee of the board of directors of the Company dated 24 February 2015.

10.	A letter of status from the Irish Companies Registration Office dated 27 February 2015.